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                                                                    Exhibit 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sigma Designs, Inc. on Form S-8 of our report dated March 1, 1996 (April 22, 1996 as to Note 14) on the consolidated financial statements and related financial statement schedule of Sigma Designs, Inc. and our report dated April 22, 1996 on the financial statements of Active Design Corporation appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1996.


DELOITTE & TOUCHE LLP

San Jose, California
May 17, 1996